UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2014

Aetrium Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-22166	41-1439182
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2350 Helen Street, North St. Paul, Minnesota	55109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 770-2000

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

On October 7, 2014, Lone Star Value Investors, LP (“Lone Star Value”) delivered to Aetrium Incorporated (the “Company”) notice of its conversion of the $0.5 million unpaid principal amount of its unsecured convertible promissory note of the Company dated April 1, 2014 (the “Convertible Note”) into 107,297 shares of the Company’s common stock. Pursuant to the terms of the Convertible Note, Lone Star Value was permitted to convert the unpaid principal amount thereof into shares of the Company’s common stock at a conversion price of $4.66 per share at any time after July 30, 2014. Following the conversion of the Convertible Note, Lone Star Value owns 167,885 shares of the Company’s common stock, or approximately 14.1% of the shares outstanding.

The offer and sale of securities to Lone Star Value were made in reliance upon an exemption from registration requirements pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, based upon representations made to us by Lone Star Value in a related purchase agreement. The sale of the Convertible Note and the terms thereof were previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetrium Incorporated

Dated: October 14, 2014	By:	/s/ Paul H. Askegaard
	Name:	Paul H. Askegaard
	Title:	Chief Financial Officer